                                     BYLAWS
                                       OF
                              VOLUME SERVICES, INC.

                                     Offices

                  1. Registered Office and Resident Agent. The location of the registered office and name of the resident agent in the state of Kansas shall be such as shall be designated from time to time by the Board of Directors and be on file in the appropriate office of the State of Kansas pursuant to applicable provisions of law.

                  2. Corporate Offices. The corporation may also have offices at such other places within and without the state of Kansas as the Board of Directors may from time to time appoint or as the business of the corporation may require.

                             Stockholders' Meetings

                  3. Place of Meetings. Meetings of the stockholders may be held within or without the state of Kansas at such place as may be specified in the notice of meeting, or as may be consented to by the holders of all of the issued and outstanding capital stock of the corporation having the right to vote at such meeting. If no place for any such meeting is specified in the notice thereof, the same shall be held at the registered office of the corporation in the state of Kansas.

                  4. Annual Meeting. An annual meeting of the stockholders for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may properly come before the meeting, shall be held on the third Friday of November of each year, if not a legal holiday, and if a legal holiday, then on the day following. The hour of the meeting shall be fixed in the notice of waiver or call of the meeting. If no time is so fixed, the hour of the meeting shall be 10:00 A.M.

                  5. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, or the acting President, by the Board of Directors, or by the holder of not fewer than one-fifth of all outstanding shares of stock entitled to vote at an annual meeting, and shall be called by any officer directed to do so by the Board of Directors. Business transacted at all special meetings shall be confined to the subjects stated in the call.

                  The "Call" and the "Notice" of any such meeting shall be deemed synonymous.

                  6. Notice. Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date and time thereof, and in case of a special meeting, the purpose or purposes thereof, shall be delivered to or mailed to each stockholder entitled to vote thereat at his post office address as appears on the stock books of the corporation, not less than ten nor more than thirty days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given.

                  Any notice of a stockholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock books of the corporation.

                  7. Waiver of Notice. Whenever any notice is required to be given under the provisions of these Bylaws, the Articles of Incorporation of the corporation, or of any law, a waiver thereof, if permitted by law, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.

                  8. Quorum. Except as otherwise may be provided by law, by the Articles of Incorporation or by these Bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be required for, and shall constitute, a quorum at all meetings of the stockholders for the transaction of business.

                  9. Proxies. At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting unless said instrument provides for a longer period.

                  10. Voting. Such stockholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation. Except where the transfer books of the corporation shall have been closed, or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted at any election for directors which shall have been transferred on the books of the corporation within twenty days next preceding such election of directors.

                                    Directors

                  11. Directors - Powers of the Board. The property and business of this corporation shall be managed by its Board of

Directors, which may consist of one or more persons. Directors need not be stockholders unless the Articles of Incorporation at any time so require. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws prohibited or directed or required to be exercised or done by the stockholders only.

                  12. Term of Office. The first Board of Directors shall be elected at the first duly held meeting of the incorporators, and thereafter they shall be elected at the annual meetings of the stockholders. Each director so elected, or appointed as hereinafter provided, shall serve until his successor shall have been elected and shall qualify, or until his written resignation shall have been filed with the Secretary of the corporation. Each director, upon his election, shall qualify by accepting the office of director by executing and filing with the corporation a written acceptance of his election, which shall be placed in the minute book.

                  13. Vacancies. If the office of any director becomes vacant by reason of death, resignation or incapacity to act (which incapacity may be conclusively determined by the remaining directors), a majority of the remaining directors, or the remaining director though less than a quorum, may fill the vacancy. The director so chosen shall hold office until his successor shall be elected at the next annual meeting of the stockholders, and shall qualify.

                  14. Regular Meetings - Notice. Regular meetings of the Board of Directors may be held without notice at the registered office of the corporation in the state of Kansas, or at such other place or places, within or without the state of Kansas, as the Board of Directors may from time to time designate. Any business may be transacted at a regular meeting.

                  15. Special Meetings - Notice. Special meetings may be called at any time by the Chairman of the Board or President, or in their absence, by any Vice President, by the Secretary or by any two directors, by giving two days' notice of such meeting to each director, either personally or by mail or telegram, stating the time, place and purpose of any such meeting. The place may be within or without the state of Kansas as designated in the notice.

                  16. Quorum. A quorum at all meetings of the Board of Directors shall consist of a majority of the whole board, unless a greater number as to any particular matter is required by statute, by the Articles of Incorporation or by these Bylaws. Less than a quorum may adjourn the meeting successively until a quorum is present, and no notice of adjournment shall be required.

                  17. Waiver. Any notice provided or required to be given to the directors may be waived in writing by any of them, whether before, or at or after the time stated therein. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where he attends for the express purpose, and so states at the opening of such meeting, or objects to the transaction of any business because the meeting is not lawfully called or convened.

                  18. Committees of Directors. The Board of Directors may by resolution, or resolutions, passed by a majority of the whole board, create and designate one or more committees, each committee to consist of two or more of the directors of the corporation.

                  19. Compensation of Directors and Committee Members. Directors and committee members shall not receive any stated salary for their services as such; but by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board or committee, provided that nothing herein contained shall be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                  20. Indemnification of Directors and Voting Trustees. Each director of the corporation and each voting trustee under any voting trust agreement (which has been entered into between the owners and holders of the shares of the corporation, such voting trustees and the corporation), shall be indemnified by the corporation against all costs and expenses (including counsel fees) actually and necessarily incurred by or empowered upon him in connection with the defense of any action, suit or proceeding to which he shall be made a party by reason of his being or having been a director of the corporation or such voting trustee (whether or not he continues to be a director or such voting trustee at the time of incurring such costs and expenses), except in relation to any matters as to which he shall be adjudged in such action, suit or proceeding, without such judgment being reversed, to have been liable for gross misconduct in the performance of his duties as such director or such voting trustee. In the event of the settlement of any such action, suit or proceeding prior to final judgment, the corporation shall also make reimbursement or payment of the costs, expenses and amounts paid or to be paid in settling any such action, suit or proceeding, when such settlement appears to be in the interests of the corporation to a majority of the directors who are not involved, or to two or more stockholders holding or beneficially owning at least one-third in amount of the shares of stock of the corporation having voting rights then outstanding.

                                    Officers

                  21. Elected Officers. The Board of Directors at each annual meeting thereof shall elect a President from among their own number, and shall also elect a Secretary and Treasurer and, if desired, one or more Vice Presidents. The Secretary, Treasurer and Vice Presidents need not be members of the Board of Directors. If the board so desires, the President, Secretary and Treasurer may be the same person, and also a Vice President may hold the office of Secretary and Treasurer. The Secretary and Treasurer may be the same person.

                  22. Appointed Officers and Agents. The Board of Directors may from time to time appoint such Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other agents and attorneys as may be deemed necessary, who may exercise such powers, possess such authorities, and perform such duties as shall be determined by the Board of Directors.

                  23. Term of Office. Each elected officer of the corporation shall hold office until his successor is chosen and qualified, or until he resigns or is removed by the Board of Directors, whichever occurs first. Appointed officers and agents shall hold office at the pleasure of the board. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of the majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, such vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

                  24. Salaries and Compensation of the Board. Salaries and compensation of all elected officers of the corporation shall be fixed by the Board of Directors. However, unless prohibited by law, the power to fix salaries and compensation, except as to the salary and compensation of the President, may be delegated by the Board of Directors to the President or to a committee. Salaries and compensation of all other officers, employees and agents of the corporation may be fixed by the Board of Directors; but until action is taken with respect thereto by the Board of Directors, they may be fixed, increased or decreased by the President of the corporation or by any other elected officer to whom the Board of Directors may delegate authority therefor.


                               Duties of Officers

                  25. President. The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the directors and at all meetings of the stockholders, unless the stockholders choose a different presiding officer for any meeting. He shall have general and active management of the affairs and activities of the corporation, subject to the direction of the Board of Directors, and shall see that all orders and resolutions of the board are carried into effect. He shall execute bonds, mortgages and other contracts requiring execution by the corporation. He shall also be ex officio a member of all standing committees.

                  26. Vice President. The Vice Presidents in the order of their seniority shall, in the absence, disability or inability to act of the President, perform the duties and exercise the powers of the President (except the power to fix or alter compensation) and shall perform such other duties as the Board of Directors shall from time to time prescribe.

                  27. The Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and stockholders, unless the stockholders at any meeting choose a different person to act as secretary of the meeting; shall record or cause to be recorded all votes taken and the minutes of all such proceedings at which he acts as Secretary; and shall file such in a minute book of the corporation to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, except as otherwise provided in these Bylaws, and shall perform such other duties as are incident to the office of Secretary and as may be assigned by the Board of Directors or President under whose supervision he shall be. When authorized to do so, he shall attest any instruments requiring it by affixing his signature.

                  The Assistant Secretaries, in the order of their seniority, in the absence, disability or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors may from time to time prescribe.

                  28. The Treasurer and Assistant Treasurers. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation and shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall keep, or cause to be kept, all other books of account and accounting records of the corporation, and shall deposit, or cause to be deposited, all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

                  He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered or authorized generally by the Board of Directors, or as may be directed specifically by the President. He shall render to the chief executive officers of the corporation and the Board of Directors, whenever they may require it, an account of all his transactions as Treasurer, of those under his jurisdiction, and of the financial status and affairs of the corporation.

                  He shall be the chief financial and account officer of the corporation; shall have the general duties, powers and responsibilities of a Treasurer of a corporation; and shall perform such other duties and have such other responsibilities and authority as may be assigned to him from time to time by the Board of Directors or President.

                  The Assistant Treasurers, in the order of their seniority, in the absence, disability or inability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall from time to time prescribe.

                  29. Duties of Officers May Be Delegated. If an officer of the corporation be absent or unable to act, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board concurs therein.

                                 Shares of Stock

                  30. Certificates of Stock. Each holder of stock of the corporation shall be entitled to a certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number, class and character of shares owned by him. If the corporation has a transfer agent or assistant transfer agent or a transfer clerk acting on behalf of such corporation and a registrar, the signature of any such officer may be facsimile. The certificates of stock shall be numbered consecutively and shall be entered in the books of the corporation as they are issued.

                  31. Transfers of Stock - Transfer Agent - Registrar. Transfers of stock shall be made on the books of the corporation only by the person named in the stock certificate or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent or clerk of the corporation.

                  32. Lost Certificates. In the case of the loss or destruction of any outstanding certificate of stock of the corporation, the President or Secretary may issue a duplicate certificate (plainly marked "duplicate") in its place, upon the registered owner thereof or his legal representative furnishing due proof of loss thereof by affidavit, the advertisement thereof in such manner as required by the Board of Directors and if required by the Board of Directors, and a bond sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss of such certificate.

                  33. Preemptive or Reserved Rights. The existing stockholders shall have the right to purchase and acquire the stock of a selling stockholder before sale thereof to a nonstockholder.

                  34. Procedure for Sale. If any stockholder desires to sell his shares of stock, he shall first offer such share or shares for sale to the other stockholders and the corporation (it being the intention hereof to give the other stockholders and the corporation a preference in the purchase of such shares of stock). An attempted sale thereof in violation of this provision shall be void. A stockholder desiring to sell his shares of stock shall file notice in writing of his intention so to do with the Secretary of the corporation, stating the price and terms of sale. Unless his terms are accepted by any or all of the stockholders, or the corporation, within thirty days thereafter, they shall be deemed to have waived their privileges of purchasing said shares of stock. The owner thereof then shall have the right to sell to whomsoever will purchase for the price and upon the terms stated in said notice so filed with the Secretary of the corporation, or at a cash price in excess thereof.

                  35. Exceptions. Section 34 of these Bylaws is subject to the following provisions: (1) the shares of stock owned by any stockholder who dies intestate shall pass to his heirs by the laws of intestate succession; (2) any stockholder shall have the right to sell and dispose of his stock to any person or persons who are his heirs-apparent, or who are within the degree of relationship provided by Section 59-509 of the Kansas Statutes Annotated; (3) any such stockholder shall have the right and power to dispose of his stock by will; (4) any such stockholder shall have the right and power to pledge his stock to a bank or other lending institution as security for a loan.

                                     General

                  36. Dividends. Dividends upon the shares of stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, and of the applicable law or statute, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of its stock and to the extent and in the manner provided by law out of any available earned surplus or earnings of the corporation.

                  Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

                  37. Creation of Reserves. Before the payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation. The directors may abolish any such reserve in the manner in which it was created.

                  38. Fixing of Capital, Transfers of Surplus. Except as may be specifically otherwise provided in the Articles of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith relative to:

                  (i) The determination of what part of the consideration received for shares of the corporation shall be capital.

                  (ii)     Increasing capital.

                  (iii)    Transferring surplus to capital.

                  (iv) The consideration to be received by the corporation for its shares.

                  (v) All similar or related matters; provided that any concurrent action or consent by or of the corporation and its stockholders required to be taken or given pursuant to law shall be duly taken or given in connection therewith.

                  39. Checks, Notes and Mortgages. All checks or instruments for payment, disbursement or transfer of moneys or funds of the corporation may be signed in its behalf by the Treasurer and/or such other officer or officers or responsible persons as may be designated from time to time by resolution of the Board of Directors. All notes of the corporation and any mortgages or other forms of security given to secure the payment of the same shall be signed by the President and attested by the Secretary or Assistant Secretary; provided that the Board of Directors by resolutions adopted by a majority of the whole board may authorize such other officer or officers or other responsible person or persons to execute any such instruments for and in behalf of the corporation.

                  40. Fiscal Year. The fiscal year of the corporation may be designated from time to time by the Board of Directors.

                               Amendment of Bylaws

                  41. Amendment of Bylaws. Subject to the provisions of the Articles of Incorporation and the paramount power of the stockholders to amend, alter or repeal these Bylaws at any annual or special meeting, these Bylaws may be altered, amended or repealed, and new Bylaws enacted by the Board of Directors at an annual, regular or special meeting thereof, if notice of the proposed change be contained in the notice of the meeting; provided, however, that no change of the time and place of the election of directors shall be made within sixty days next before the day on which such election is to be held and that in case of any change of such time and place, notice thereof shall be given to each stockholder in person or by mail, mailed to his last known post office address at least twenty days before the election next ensuing. Notice of any amendment of these Bylaws by the Board of Directors shall be given to each stockholder having voting rights, in person or by mail, mailed to his last known post office address within ten days after the date of such amendment having been made by the Board of Directors.

                                   Certificate

                  I, Nicholas A. Dinielli, the undersigned, certify that I acted as chairman of the first meeting of directors of Volume Services, Inc. held on the 20th day of November 1987, at which meeting the foregoing Bylaws were duly adopted as and for the Bylaws of the corporation; and I hereby further certify that the foregoing constitute the Bylaws of said corporation.

                  Dated November 20, 1987.

                                                     /s/ Nicholas A. Dinielli
                                                     ---------------------------
                                                     Nicholas A. Dinielli